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                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

The Board of Directors
HEALTHSOUTH Rehabilitation Corporation


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 28, 1994, in the Registration Statement (Form S-11 No. 33-77788) and related Prospectus of Capstone Capital Corporation for the registration of 6,670,000 shares of Common Stock of Capstone Capital Corporation.


                                          ERNST & YOUNG

Birmingham, Alabama
June 21, 1994